UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 14, 2008

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

(a)

Note Purchase Agreement

On January 14, 2008, Legg Mason, Inc. (the "Company") entered into a Note Purchase Agreement (the "Purchase Agreement") by and among the Company; an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), the other purchasers named therein (the "Purchasers"); and, for certain limited purposes,  KKR.  Under the terms of the Purchase Agreement, the Company will sell to the Purchasers $1.25 billion in principal amount of the Company's 2.5% non-voting, contingent convertible senior notes due 2015 (the "Notes").  The Company will use $180 million of the proceeds from the sale of the Notes to repurchase from an affiliate of Citigroup Inc. shares of the Company's outstanding Series A Non-Voting Convertible Preferred Stock that are convertible into 2.5 million shares of the Company's common stock.  The remainder of the proceeds will be used by the Company for general corporate purposes, including potential future acquisitions.

The Purchase Agreement contains customary representations, warranties and covenants.  In addition, the Purchase Agreement provides that the Company will not incur additional indebtedness for borrowed money unless, after giving effect to the incurrence (i) the Company's ratio of consolidated outstanding debt to consolidated earnings before interest, taxes, depreciation and amortization is no greater than 2.5 to 1, and (ii) the Company's ratio of consolidated earnings before interest, taxes, depreciation and amortization to cash interest payable on all of its outstanding debt is at least 4 to 1 (each, an "Incurrence Covenant").  Under the terms of the Purchase Agreement, KKR will have the right to nominate one individual to the Company's board of directors and Compensation Committee for as long as KKR and its affiliates, and providers of financing to its affiliates, own at least 50% of the outstanding Notes and at least $625 million in aggregate principal amount of Notes remains outstanding.  The Company has also agreed to indemnify the Purchasers and KKR against certain liabilities in the Purchase Agreement.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The closing of the sale and purchase of the Notes is expected to occur on or about February 5, 2008.  The Notes will be issued under an indenture between the Company and a trustee selected by the Company (the "Trustee").  The Notes and the underlying shares of the Company's common stock, par value $0.10 ("Common Stock"), issuable in certain circumstances upon conversion of the Notes, as described below and as more fully set forth in the Description of Notes, attached hereto as Exhibit 10.2, have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company will offer and sell the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  Under the Purchase Agreement, the Company will enter into a Registration Rights Agreement with the Purchasers of the Notes for the benefit of the holders of the Notes.

Conversion; Repurchase.  The Notes will be convertible only under certain circumstances, as described below, at an initial conversion rate of 11.3636 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $88.00 per share), subject to adjustment.  Upon conversion of a $1,000 principal amount Note, the holder will receive cash in an amount equal to $1,000 or, if less, the conversion value of the Note, determined in the manner set forth in the Description of Notes.  If the conversion value exceeds the principal amount of the Note at conversion, the Company will also deliver, at its election, cash or Common Stock or a combination of cash and Common Stock for the conversion value in excess of $1,000.  Holders may convert their Notes only under the following circumstances:

•

during any fiscal quarter of the Company beginning after March 31, 2008 (and only during such fiscal quarter), if the closing sale price of the Company's Common Stock is more than 130% of the then current conversion price per share (which is $1,000 divided by the applicable conversion rate) for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter;

•

at any time when more than $250 million in principal amount of Notes are owned by holders who are not affiliates of KKR, or entities providing financing to KKR or its affiliates (except that Notes held by such entities count towards such $250 million to the extent that they are not held in connection with the provision of finance to KKR or its affiliates), during the five consecutive business day period immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each day during such five trading-day period was less than 98% of the product of the closing sale price of the Company's Common Stock on such day and the conversion rate per $1,000 principal amount of Notes;

•

if specified distributions to holders of the Common Stock are made, as set forth in the Description of Notes;

•

if a fundamental change or a make whole event occurs, as set forth in the Description of Notes;

•

if the Company is a party to a specified business combination that does not constitute a fundamental change, as set forth in the Description of Notes; or

•

at any time beginning on July 15, 2014 and ending at the close of business on the second business day preceding the maturity date.

The holders of the Notes who convert their Notes in connection with a fundamental change, as set forth in the Description of Notes, may be entitled to a make-whole premium in the form of an increase in the conversion rate, which, in certain circumstances, may be a significant amount.  Additionally, if a fundamental change occurs, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.

Interest Payment Dates; Maturity Date.  The Notes bear interest at a rate of 2.5% per year, accruing from the date the Notes are first issued and payable semiannually in arrears, on January 15 and July 15 each year, commencing on July 15, 2008.  The Notes mature on January 15, 2015.

Ranking.  The Notes are unsecured and unsubordinated obligations of the Company and rank equal in right of payment with all of the Company's existing and future unsecured and unsubordinated indebtedness.

Events of Default.  The Description of Notes contains customary terms and covenants that, upon certain events of default, including, without limitation (i) failure to pay when due any amounts under the Notes, (ii) certain aggregate payment defaults by the Company on at least $50 million in indebtedness, and (iii) certain failures by the Company to pay unstayed judgments or court orders in an aggregate amount in excess of $50 million, either the Trustee or the holders of 25% in aggregate principal amount of the Notes may declare the principal of the Notes, and any accrued and unpaid interest, immediately due and payable.  In the case of certain events of bankruptcy or insolvency relating to the Company or any significant subsidiary of the Company, the principal amount of the Notes and accrued interest automatically becomes due and payable.  In addition, upon a default by the Company under the Incurrence Covenants, the Company shall, upon request, repurchase the Notes owned by KKR and its affiliates at par plus accrued interest.

In connection with the Purchase Agreement, the Company and KKR entered into a Standstill Agreement, attached hereto as Exhibit 10.3, whereby, with certain exceptions, KKR agreed not to take certain action with respect to the Company.

The foregoing descriptions of the Purchase Agreement, the Notes and the Standstill Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Description of Notes and the Standstill Agreement, which are filed as exhibits hereto and incorporated herein by reference.

(b)

Convertible Note Hedge and Warrant Transactions

In connection with the sale of the Notes, on January 14, 2008, the Company entered into convertible note hedge transactions with respect to the Company's Common Stock (the "Purchased Call Options") with each of JPMorgan Chase Bank, National Association; Merrill Lynch Financial Markets, Inc.; Goldman, Sachs & Co.; and Bank of America, N.A. (collectively, the "Hedge Providers").  The Purchased Call Options are exercisable solely in connection with any conversions of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the exercise price of the Purchased Call Options, which initially is equal to the initial conversion price of the Notes and is subject, with certain exceptions, to the adjustments applicable to the conversion price of the Notes.  On January 16, 2008, the Company paid an aggregate amount of approximately $297.5 million for the Purchased Call Options.

Copies of the note hedge confirmations relating to the Purchased Call Options (the "Call Option Confirmations") are attached hereto as Exhibits 10.4, 10.5, 10.6 and 10.7 and are incorporated herein by reference.  The description of the Purchased Call Options in this Current Report on Form 8-K (this "Report") is a summary and is qualified in its entirety by the terms of the Call Option Confirmations.

On January 14, 2008, the Company also entered into separate warrant transactions with the Hedge Providers, whereby the Company sold to the Hedge Providers warrants (the "Warrants") to purchase in the aggregate 14,204,500 shares of Common Stock, subject to customary adjustments, on a net share-settled basis and with an exercise price of $107.46 per share of Common Stock.  The Warrants will expire in ratable portions on a series of expiration dates commencing after the maturity date of the Notes.   On January 16, 2008, the Company received aggregate proceeds of approximately $214.4 million from the sale of the Warrants. The Warrants were issued to the Hedge Providers pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act.

Copies of the warrant confirmations relating to the Warrants (the "Warrant Confirmations") are attached hereto as Exhibits 10.8, 10.9, 10.10 and 10.11 and are incorporated herein by reference.  The description of the Warrants in this Report is a summary and is qualified in its entirety by the terms of the Warrant Confirmations.

The Purchased Call Options and Warrants are separate contracts entered into by the Company with the Hedge Providers and are not part of the terms of the Notes and will not affect the holders' rights under the Notes.

If the market price per share of the Common Stock of the Company during the relevant measurement period for a Note exceeds the exercise price of the Purchased Call Options, the Purchased Call Options entitle the Company to receive from the Hedge Providers shares of Common Stock of the Company, cash, or a combination of shares of Common Stock and cash, consistent with the consideration paid on the underlying Notes, based on the excess of such market price per share of Common Stock over the exercise price of the Purchased Call Options.  Additionally, if the market price per share of the Common Stock during the relevant measurement period for the exercise of the Warrants exceeds the exercise price of the Warrants, the Company will be required to deliver to the Hedge Providers net shares of Common Stock, not offset by the Purchased Call Options, in an amount based on the excess of such market price per share of Common Stock over the exercise price of the Warrants.

These transactions will generally have the effect on the Company of increasing the conversion price of the Notes to $107.46 per share of Common Stock, representing an effective conversion premium of approximately 48.5 percent based on the last reported sale price of $72.36 per share on January 14, 2008.  In connection with the convertible note hedge and warrant transactions, the Hedge Providers have advised the Company that they or their affiliates have entered into cash settled swaps with Citibank N.A. on the Common Stock of the Company to establish their initial hedge positions with respect to the convertible note hedge and warrant transactions. The Hedge Providers may from time to time purchase or sell Common Stock of the

Company in secondary market transactions and enter into or unwind various derivative transactions with respect to the Common Stock of the Company. These activities could adversely affect the price of the Company's Common Stock, including during any measurement period related to a conversion of the Notes.

 Item 2.02

Results of Operations and Financial Condition.

On January 14, 2008, the Company pre-announced its results of operations for the quarter and nine months ended December 31, 2007. That announcement contained a measure of the Company's earnings per share for the quarter excluding a charge of $0.16 per diluted share related to a reduction in the market value of Asset Backed Commercial Paper ("ABCP") held by certain money market funds managed by a Company subsidiary.  This measure is not in accordance with generally accepted accounting principles; however, the Company provided it because the Company believes the measure will be useful to investors as it gives an indication of the core earnings of the Company for the quarter and because it facilitates the Company's comparison of its operating results with the results of other asset management firms that have not incurred similar charges. A copy of the related press release is attached hereto as Exhibit 99.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 of this Report and is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

            The Notes, the underlying Common Stock issuable upon conversion of the Notes, the Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

            Additional information required by Item 3.02 pertaining to the Notes and the Warrants is contained in Item 1.01 of this Report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Subject Matter

10.1	Note Purchase Agreement dated January 14, 2008 by and among the Company, the purchasers named therein, and for limited purposes, Kohlberg Kravis Roberts & Co. L.P.
10.2	Description of Notes, pursuant to and under the Note Purchase Agreement
10.3	Standstill Agreement dated January 14, 2008 by and between the Company and Kohlberg Kravis Roberts & Co. L.P.
10.4	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and JPMorgan Chase Bank, National Association
10.5	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and Merrill Lynch Financial Markets, Inc.
10.6	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and Goldman, Sachs & Co.
10.7	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and Bank of America, N.A.
10.7	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and JPMorgan Chase Bank, National Association
10.9	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and Merrill Lynch Financial Markets, Inc.
10.10	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and Goldman, Sachs & Co.
10.11	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and Bank of America, N.A.
99	Press Release of the Company dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: January 18, 2008	By:	/s/ Thomas P. Lemke

Thomas P. Lemke
Senior Vice President and General Counsel

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

10.1	Note Purchase Agreement dated January 14, 2008 by and among the Company, the purchasers named therein, and for limited purposes, Kohlberg Kravis Roberts & Co. L.P.
10.2	Description of Notes, pursuant to and under the Note Purchase Agreement
10.3	Standstill Agreement dated January 14, 2008 by and between the Company and Kohlberg Kravis Roberts & Co. L.P.
10.4	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and JPMorgan Chase Bank, National Association
10.5	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and Merrill Lynch Financial Markets, Inc.
10.6	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and Goldman, Sachs & Co.
10.7	Call Option Transaction Confirmation, dated January 14, 2008 between the Company and Bank of America, N.A.
10.7	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and JPMorgan Chase Bank, National Association
10.9	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and Merrill Lynch Financial Markets, Inc.
10.10	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and Goldman, Sachs & Co.
10.11	Issuer Warrant Transaction Confirmation, dated January 14, 2008 between the Company and Bank of America, N.A.
99	Press Release of the Company dated January 14, 2008